UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2008
MOBILE MINI, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 894-6311
None

(Former name or former address, if changed since last report)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 9.01 Exhibits
SIGNATURES
EX-99.1

Item 2.02. Results of Operations and Financial Condition
On May 8, 2008, Mobile Mini, Inc. issued a press release announcing its financial results for the first quarter ended March 31, 2008. A copy of the press release is furnished as Exhibit 99.1 to this report.
The press release includes the financial measures “EBITDA” and free cash flow”. EBITDA and free cash flow measurements may be deemed a “non-GAAP financial measure” under rules of the Securities and Exchange Commission, including Regulation G. EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, and debt extinguishment costs. We present EBITDA because we believe it provides useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and that it provides an overall evaluation of our financial condition. In addition, EBITDA is a component of certain financial covenants under our revolving credit facility and is used to determine our available borrowing ability and the interest rate in effect at any point in time. We include EBITDA in the earnings announcement to provide transparency to investors. EBITDA has certain limitations as an analytical tool and should not be used as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles in the United States or as a measure of our profitability or our liquidity. We define free cash flow as net cash provided by operating activities less capital expenditures for our lease fleet and purchases of property, plant and equipment, plus proceeds from sales of lease fleet units and property, plant and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including making strategic acquisitions, repurchasing our common stock or paying down debt. Analysis of free cash flow also facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Mobile Mini is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period. Our management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and under Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Form 10-Q and Annual Report on Form 10-K.
A reconciliation of EBITDA to net cash provided by operating activities, net income to EBITDA and free cash flow follows (in thousands), which includes effects of rounding:

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	Three Months Ended March 31,
	2007	2008

Reconciliation of EBITDA to net cash provided by operating activities:

EBITDA	$31,731	$29,460
Interest paid	(7,976)	(3,278)
Income and franchise taxes paid	(115)	(102)
Share-based compensation expense	940	988
Gain on sale of lease fleet units	(1,294)	(1,491)
Loss on disposal of property, plant and equipment	9	29
Changes in certain assets and liabilities, net of effect of business acquired:
Receivables	2,266	2,633
Inventories	(4,005)	(503)
Deposits and prepaid expenses	(673)	543
Other assets and intangibles	(3)	(4,331)
Accounts payable and accrued liabilities	(182)	(3,018)

Net cash provided by operating activities	$20,698	$20,930

Reconciliation of net income to EBITDA:
Net income	$12,697	$10,658
Interest expense	5,953	6,145
Provision for income taxes	8,190	6,988
Depreciation and amortization	4,891	5,669

EBITDA	$31,731	$29,460

Reconciliation of free cash flow:
Net cash provided by operating activities	$20,698	$20,930
Net cash used in investing activities, excluding aquisitions	(32,148)	(16,475)

Free cash flow (use)	$(11,450)	$4,455

In accordance with general instruction B.2 to Form 8-K, information in this Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Exhibits
(d) Exhibits.
99.1	Registrant’s press release, dated May 8, 2008.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.
Dated: May 8, 2008		/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

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